UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 23, 2007


                             FIRST BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       Missouri                    000-22842                   43-1654695
----------------------------      ----------                ---------------
(State or other jurisdiction     (Commission               (I.R.S. Employer
of incorporation)                File number)             Identification No.)


142 East First Street, Mountain Grove, Missouri                   65711
-----------------------------------------------             ---------------
(Address of principal executive office)                         (Zip code)


Registrant's telephone number, including are code:          (417) 926-5151
                                                           ----------------

                                      NA
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Section 2   Financial Information

Item 2.02 Results of Operations and Financial Condition

On April 23, 2007, First Bancshares, Inc. issued a news release announcing earnings for the quarter ended March 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein, by reference.

Section 9   Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

     c) Exhibits.

        99.1 Press Release of First Bancshares, Inc., dated April 23, 2007.

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                                       SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 23, 2007                    FIRST BANCSHARES, INC.




                                        /s/Ronald J. Walters
                                        ------------------------------------
                                        Ronald J. Walters
                                        Senior Vice President and Chief
                                          Financial Officer
                                        (Principal Financial and Accounting
                                          Officer)

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                                     Exhibit Index
                                     -------------
Exhibit
Number                          Description of Exhibit
-------                         ----------------------

99.1           Press Release of First Bancshares, Inc. dated April 23, 2007

       FIRST BANCSHARES, INC. ANNOUNCES THIRD QUARTER FISCAL 2007 RESULTS

Mountain Grove, Missouri (April 23, 2007) - First Bancshares, Inc. (NASDAQ - FstBksh : FBSI), the holding company for First Home Savings Bank ("Bank"), today announced earnings for the third quarter of its fiscal year ending June 30, 2007.

For the quarter ended March 31, 2007, the Company had net income of $192,000,
or $0.12 per share   diluted, compared to net income of $276,000, or $0.18 per
share   diluted for the comparable period in 2006.  Net income for the nine-month period ended March 31, 2007 was $265,000, or $0.17 per share diluted, compared to $394,000, or $0.25 per share - diluted for the nine month period ended March 31, 2006. The reduction in net income for both the quarter and nine-month periods ended March 31, 2007 when compared to the prior year is attributable to a reduction in net interest income, and increases in compensation and benefits expense, occupancy expense and professional fees. These items were partially offset by a decrease in the provision for loan losses, an increase in non-operating income and a slight decrease in other operating expenses.

Total consolidated assets at March 31, 2007 were $241.6 million, compared to $228.4 million at June 30, 2006, representing an increase of $13.2 million, or 5.8%. Stockholders' equity at March 31, 2007 was $26.6 million, or 11.0% of assets, compared with $26.3 million, or 11.5% of assets, at June 30, 2006. Book value per common share increased to $17.17 at March 31, 2007 from $16.93 at June 30, 2006. The increase in equity was primarily attributable to net income of $265,000 for the nine month period and to a positive change of $170,000, net of taxes, in the market value of available-for-sale securities, net of the effect of income tax.

Net loans receivable increased $12.4 million, or 8.7%, to $154.4 million at March 31, 2007 from $142.0 million at June 30, 2006. Customer deposits increased $9.0 million, or 5.0%, to $188.1 million at March 31, 2007 from $179.1 million at June 30, 2006. Non-performing assets increased during the third fiscal quarter by $2.2 million. This was the result of loans with two borrowers becoming non-performing. In one case, a borrower with loans totaling $1.6 million, filed for bankruptcy protection. In the other case, a $620,000 loan became non-performing when a pending sale of the collateral property failed to materialize. There are Small Business Administration guarantees on these loans and they have been included in the reserve analysis for the quarter ended March 31, 2007.

The Company currently has a stock repurchase plan in place. The plan, authorizing the repurchase of up to 164,336 shares, has been in effect since May 28, 2004. From May 28, 2004 through March 31, 2007, 94,918 shares had been repurchased under that plan at a cost of $1,957,000 or an average cost per share of $20.61. During the quarter ended March 31, 2007, 400 shares of common stock were purchased at a cost of $16.65 per share.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:  Daniel P. Katzfey, President and
          Chief Executive Officer  (417) 926-5151

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                      First Bancshares, Inc. and Subsidiaries
                                Financial Highlights
                     (In thousands, except per share amounts)

                                     Quarter                 Nine Months
                                   Ended March 31,          Ended March 31,
                               ----------------------    ---------------------
                                   2007       2006          2007       2006
                               ----------   ---------    ---------   ---------
Operating Data:
 Total interest income         $    3,437   $   3,179    $  10,081   $   9,670
 Total interest expense             1,913       1,555        5,347       4,393
                               ----------   ---------    ---------   ---------
 Net interest income                1,524       1,624        4,734       5,277
 Provision for loan losses             40          77          280         914
                               ----------   ---------    ---------   ---------
 Net interest income after
  provision for loan losses         1,484       1,547        4,454       4,363
 Non-interest income                  691         438        1,919       1,547
 Non-interest expense               1,975       1,714        6,080       5,567
                               ----------   ---------    ---------   ---------
 Income (loss) before income tax      200         271          293         343
 Income tax expense (benefit)           8         (5)           28        (51)
                               ----------   ---------    ---------   ---------
 Net income                    $      192   $     276    $     265   $     394
                               ==========   =========    =========   =========
 Net income per share-basic    $     0.12   $    0.18    $    0.17   $    0.25
                               ==========   =========    =========   =========
 Net income per share-diluted  $     0.12   $    0.18    $    0.17   $    0.25
                               ==========   =========    =========   =========



                                     At            At
                                  March 31,      June 30,
 Financial Condition Data:          2007          2006
                                 ----------    ----------

 Total assets                    $  241,589    $  228,395
 Loans receivable, net              154,394       141,987
 Non-performing assets                3,549         1,341
 Cash and cash equivalents,
   including interest-bearing
   deposits                          27,817        23,474
 Investment securities               40,064        43,921
 Customer deposits                  188,089       179,141
 Borrowed funds                      26,133        22,000
 Stockholders' equity                26,638        26,291
 Book value per share                 17.17         16.93



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